As filed with the Securities and Exchange Commission on May 14, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALBEMARLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1692118
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices) (Zip Code)

Albemarle Corporation 2008 Incentive Plan

(Full title of the plan)

Nicole C. Daniel, Esq.

Vice President, Chief Compliance Officer and Corporate Secretary

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

(Name and address of agent for service)

(225) 388-8011

(Telephone number, including area code, of agent for service)

Copies to:

John Owen Gwathmey, Esq.

David I. Meyers, Esq.

Troutman Sanders LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value	4,470,000 shares	$39.37	$175,983,900	$12,548

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $39.37 per share, which was the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on May 7, 2010.

REGISTRATION OF ADDITIONAL SECURITIES

Albemarle Corporation (the “Company”) is hereby registering 4,470,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Amended and Restated Albemarle Corporation 2008 Incentive Plan (the “2008 Plan”). The registration statement on Form S-8 (Registration No. 333-150694, the “Prior 2008 Plan Registration Statement”), as filed with the Securities and Exchange Commission on May 7, 2008, relating to the same class of securities and the same benefit plan is currently effective and, in accordance with Instruction E of the General Instructions to Form S-8, the contents of the Prior 2008 Plan Registration Statement, to the extent they relate to the 2008 Plan and the shares of Common Stock issuable thereunder, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit No.	Description

3.1	The Company’s Amended and Restated Articles of Incorporation (including Amendment thereto) (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723) and incorporated herein by reference).

3.2	The Amended and Restated Bylaws of the Company, effective as of January 1, 2010 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (No. 001-12658) filed on October 20, 2009, and incorporated herein by reference).

5.1	Opinion of Troutman Sanders LLP, regarding the Common Stock (filed herewith).

10.1	Albemarle Corporation Amended and Restated 2008 Incentive Plan (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 14th day of May, 2010.

ALBEMARLE CORPORATION (Registrant)

By:	/s/ Nicole C. Daniel
Nicole C. Daniel.
Vice President, Chief Compliance Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Mark C. Rohr, Richard J. Diemer, Jr. and Nicole C. Daniel, and each of them individually, as their and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark C. Rohr	Chairman, President and Chief Executive Officer	May 14, 2010
Mark C. Rohr	(principal executive officer)

/s/ Richard J. Diemer, Jr.	Senior Vice President and Chief Financial Officer	May 14, 2010
Richard J. Diemer, Jr.	(principal financial and accounting officer)

/s/ J. Alfred Broaddus, Jr.	Director	May 14, 2010
J. Alfred Broaddus, Jr.

/s/ R. William Ide III	Director	May 14, 2010
R. William Ide III

/s/ Richard L. Morrill	Director	May 14, 2010
Richard L. Morrill

/s/ Jim W. Nokes	Director	May 14, 2010
Jim W. Nokes

/s/ Barry W. Perry	Director	May 14, 2010
Barry W. Perry

/s/ John Sherman, Jr.	Director	May 14, 2010
John Sherman, Jr.

/s/ Charles E. Stewart	Director	May 14, 2010
Charles E. Stewart

/s/ Harriett Tee Taggart	Director	May 14, 2010
Harriett Tee Taggart

/s/ Anne Marie Whittemore	Director	May 14, 2010
Anne Marie Whittemore

EXHIBIT INDEX

Exhibit No.	Description

3.1	The Company’s Amended and Restated Articles of Incorporation (including Amendment thereto) (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723) and incorporated herein by reference).

3.2	The Amended and Restated Bylaws of the Company, effective as of January 1, 2010 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (No. 001-12658) filed on October 20, 2009, and incorporated herein by reference).

5.1	Opinion of Troutman Sanders LLP, regarding the Common Stock (filed herewith).

10.1	Albemarle Corporation Amended and Restated 2008 Incentive Plan (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page).